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                                                                   EXHIBIT 4.20



                         REGISTRATION RIGHTS AGREEMENT


         This REGISTRATION RIGHTS AGREEMENT dated as of September 25, 1997 (this "Agreement"), by and between UTI ENERGY CORP, a Delaware corporation (the "Company"), and REMY INVESTORS AND CONSULTANTS, INC., a California corporation ("Remy Investors").

                             W I T N E S S E T H :

         WHEREAS, the Company intends to file a Registration Statement on Form S-3 (the "Registration Statement") with the Securities and Exchange Commission (the "Commission") to register up to 2,580,842 shares (the "Shares") of the Company's common stock, $.01 par value (the "Common Stock"), under the Securities Act of 1933 (the "1933 Act"); and

         WHEREAS, in connection with the filing of the Registration Statement to register the Shares, the Company intends to initiate an underwritten public offering (the "Offering") of the Shares; and

         WHEREAS, subject to the terms and conditions hereof, the Company and Remy Investors have agreed to allow Remy Investors to include up to 165,000 shares of Common Stock in the Offering;

         NOW, THEREFORE, in consideration of the foregoing and the respective covenants and agreements herein contained, the parties hereto agree as follows:


         SECTION 1.       PARTICIPATION IN REGISTRATION.

                 (a) In addition to the Shares, the Company agrees, subject to the provisions hereof, to include up to 165,000 shares of Common Stock underlying warrants owned by Remy Investors (the "Additional Shares") in the Registration Statement (the filing of the Registration Statement to register the Shares and the Additional Shares referred to as the "Registration").

                 (b) The Additional Shares included for sale in the Offering shall be on the same terms and conditions as the Shares to be registered and sold through underwriters pursuant to the Registration
Statement; provided, however, that as a condition to the inclusion of the Additional Shares, Remy Investors shall execute an underwriting agreement acceptable to the Company and the underwriters and, if requested, a custody agreement having such customary terms as the underwriters shall request, including indemnification, and if the managing underwriter determines and advises the Company and Remy Investors in writing that the inclusion in the Offering of all of the Additional Shares and any other shares of Common Stock sought to be registered by any other stockholder of the Company exercising rights comparable to those of Remy Investors under this Agreement (the "Other Common Stock") would, in
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its reasonable and good faith judgment, interfere with the successful marketing of the Shares to be registered for sale in the Offering by the Company, then the number of Additional Shares and shares of Other Common Stock requested to be included in the Offering shall be reduced pro rata among Remy Investors and the holders of Other Common Stock requesting inclusion in the Offering and may, in the determination of such managing underwriter, be reduced to zero.

                 (c) At any time prior to the filing of the Registration Statement, the Company may terminate this Agreement if the Company determines that it is not in the interests of the Company to pursue the Offering at such time. Nothing contained in this Agreement, however, shall limit the Company's right to cancel, terminate, postpone or withdraw the Registration for any reason.

         SECTION 2. EXPENSES OF REGISTRATION. In connection with the Registration, the Company will pay all (i) printing expenses, (ii) fees and expenses of counsel for the Company and (iii) fees and expenses of accountants for the Company. Remy Investors will pay (i) all fees and expenses of its counsel, (ii) all underwriting fees and discounts and brokerage and selling commissions and (iii) its pro rata registration and filing fees and any fees and expenses of underwriters' counsel relating to the registration, offering and sale of the Additional Shares.

         SECTION 3.       INDEMNIFICATION.

                 (a) In the event of the Registration of the Additional Shares pursuant to this Agreement, the Company will indemnify and hold harmless Remy Investors and any other person, if any, who controls Remy Investors within the meaning of Section 15 of the 1933 Act, against any losses, claims, damages or liabilities, joint or several, to which Remy Investors or such controlling person may become subject under the 1933 Act or otherwise, insofar as such losses, claims, damages or liabilities or actions in respect thereof arise out of or are based upon any untrue statement or alleged untrue statement of any material fact contained, on the effective date thereof, in the Registration Statement, the final prospectus, or any amendment thereof or supplement thereto, including all documents incorporated by reference therein, or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, and will reimburse Remy Investors and each such controlling person for any legal or any other expenses reasonably incurred by them in connection with investigating or defending any such loss, claim, damage, liability or action; provided, however, that the Company will not be liable in any such case to the extent that any such loss, claim, damage or liability arises out of or is based upon an untrue statement or alleged untrue statement or omission or alleged omission made in the Registration Statement, such final prospectus or such amendment or supplement, including all documents incorporated by reference therein, in reliance upon and in conformity with information furnished to the Company by or on behalf of Remy Investors or any controlling person of Remy Investors specifically for use in the preparation thereof.



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                 (b)      In the event of the Registration of the Additional
Shares pursuant to this Agreement, Remy Investors will indemnify and hold harmless the Company and each person, if any, who controls the Company within the meaning of Section 15 of the 1933 Act, each officer of the Company who signs the Registration Statement, each director of the Company and each underwriter and each person who controls any underwriter within the meaning of
Section 15 of the 1933 Act, against any and all such losses, claims, damages, liabilities or actions which the Company or such officer, director, underwriter or controlling person may become subject under the 1933 Act or otherwise, and will reimburse the Company, each such officer, director, underwriter and controlling person for any legal or any other expenses reasonably incurred by such party in connection with investigating or defending any such loss, claim, damage, liability or action, if (a) such loss, claim, damage, liability or action in respect thereof arises out of or is based upon any untrue statement or alleged untrue statement of any material fact contained in the Registration Statement or any such prospectus, or any amendment thereof or supplement thereto, or arises out of or is based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading and (b) any such statement or omission of a material fact was made in reliance upon and in conformity with information furnished to the Company by or on behalf of Remy Investors specifically for use in connection with the preparation of the Registration Statement or prospectus. Remy Investors also agrees to indemnify each such underwriter and each person who controls any such underwriter within the meaning of Section 15 of the 1933 Act as may reasonably and customarily be requested by the underwriters in connection with the Offering.

                 (c) Promptly after receipt by any indemnified person of notice of any claim or commencement of any action in respect of which indemnity is to be sought against an indemnifying person pursuant to this Agreement, such indemnified person shall notify the indemnifying person in writing of such claim or of the commencement of such action, and, subject to provisions hereinafter stated, in case any such action shall be brought against an indemnified person and such indemnifying person shall have been notified of the same, such indemnifying person shall be entitled to participate therein, and, to the extent it shall wish, to assume the defense thereof, with counsel reasonably satisfactory to such indemnified person, and after notice from the indemnifying person to such indemnified person of its election to assume the defense thereof, such indemnifying person shall not be liable to such indemnified person in connection with the defense thereof; provided, however, if there exists or will exist a conflict of interest which would make it inappropriate in the reasonable judgment of the indemnified person for the same counsel to represent both the indemnified person and such indemnifying person then such indemnified person shall be entitled to retain its own counsel at the expense of such indemnifying person; provided further, however, the indemnifying person shall not be required to pay for more than one separate counsel for all of the indemnified persons in addition to any local counsel.





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         SECTION 4.       TRANSFER OF REGISTRATION RIGHTS. The rights granted
to Remy Investors under this Agreement may not be assigned or transferred by Remy Investors to any other person.

         SECTION 5. AMENDMENT, MODIFICATION AND WAIVER. This Agreement may be amended with the consent of the Company and the Company may take any action herein prohibited, or omit to perform any act herein required to be performed by it, only if the Company shall have obtained the written consent to such amendment, modification, action or omission to act, of Remy Investors.

         SECTION 6. ASSIGNMENT. This Agreement shall be binding upon and inure to the benefit of and be enforceable by the parties hereto and, with respect to the Company, its respective successors and assigns.

         SECTION 7. GOVERNING LAW. This Agreement shall be construed in accordance with and governed by the laws of the State of Texas, without regard to the conflicts or choice of law rules of the State of Texas.

         SECTION 8. NOTICES. Any notice, request, instruction or other document to be given hereunder by any party hereto to any other party shall be in writing and delivered personally, by facsimile (with receipt confirmed) or by registered or certified mail, postage prepaid:

                 (a)      If to the Company, to:

                 UTI Energy Corp
                 16800 Greenspoint Park, Suite 225N
                 Houston, Texas 77060
                 Attention:       Vaughn E. Drum
                 Facsimile:       (281) 873-4141
                 Confirm:         (281) 873-4111

                          with copies to:

                          Fulbright & Jaworski L.L.P.
                          1301 McKinney, Suite 5100
                          Houston, Texas 77010-3095
                          Attention:       Curtis W. Huff
                          Facsimile:       (713) 651-5246
                          Confirm:         (713) 651-5151

                 (b)      If to Remy Investors, to:

                 Remy Investors and Consultants, Inc.
                 1801 Century Park East, Suite 1111
                 Los Angeles, California 90067
                 Attention:       Mark Siegel
                 Facsimile:       (310) 843-0010
                 Confirm:         (310) 843-0050





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                 Any notice which is delivered personally in the manner
provided herein shall be deemed to have been duly given to the party to whom it is directed upon actual receipt by such party (or its agent for notices hereunder). Any notice which is addressed and mailed in the manner herein provided shall be conclusively presumed to have been duly given to the party to which it is addressed at the close of business, local time of the recipient, on the third day after the day it is so placed in the mail. Any notice which is sent by facsimile shall be deemed to have been duly given to the party to which it is addressed upon telephonic confirmation of the same as provided herein. A copy of any notices delivered by facsimile shall promptly be mailed in the manner herein provided to the party to which such notice was given.

         SECTION 9. COUNTERPARTS. This Agreement may be executed in separate counterparts, each of which will be deemed to be an original, but all of which shall be considered one and the same instrument.





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         IN WITNESS WHEREOF, the parties have caused this Agreement to be executed and delivered by their respective officers thereunto duly authorized as of the date first above written.

                                        UTI ENERGY CORP



                                        By /s/ Vaughn E. Drum
                                          ---------------------------
                                               Vaughn E. Drum
                                                 President


                                        REMY INVESTORS AND CONSULTANTS, INC.



                                        By /s/ Mark S. Siegel
                                          ---------------------------
                                                Mark Siegel
                                                President





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